Exhibit 4.01

Amendment No. 1 to Rights Agreement

This Amendment No. 1 to the Rights Agreement (this “Amendment”), dated as of December 30, 2010, by and between Primus Guaranty, Ltd., a Bermuda company (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”), amends that certain Rights Agreement, dated as of May 29, 2009.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Rights Agreement.

WHEREAS, the Company and the Rights Agent have executed and entered into the Rights Agreement;

Whereas, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions thereof at the direction of the Company and as the Company deems necessary or desirable;

Whereas, the Company expects that, immediately following execution of this Amendment, XL Insurance (Bermuda) Ltd, a Bermuda exempted company (the “Seller”), Merced Partners Limited Partnership, a Delaware limited partnership (“First MP”), and Merced Partners III (Cayman), L.P., a Cayman exempted limited partnership (“Second MP” and together with First MP, the “Purchasers”) shall enter into a Share Purchase Agreement (as it may be amended from time to time, the “Purchase Agreement”) pursuant to which the Purchasers will acquire certain common shares of the Company;

Whereas, the Board of Directors of the Company has determined and resolved that it is in the best interest of the Company and its shareholders to amend the Rights Agreement as set forth below so that Purchasers and their Affiliates and Associates do not become Acquiring Persons (as such terms are defined in the Rights Agreement) thereunder solely as a result of the execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby;

Now, therefore, in consideration of the Rights Agreement and the premises and mutual agreements set forth herein, the parties hereby agree as follows:

1.                  The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end of the last sentence thereof:

“Notwithstanding anything herein to the contrary, no Person shall be deemed to be an Acquiring Person solely by virtue of the approval, execution or delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby or the public announcement of any of the foregoing or by virtue of the Beneficial Ownership of any Acquired Shares by any Investor or any Affiliate or Associate of any Investor.”

2.                  The definition of “Grandfathered Percentage” in Section 1(i) of the Rights Agreement is hereby replaced in its entirety with the following:

“Grandfathered Percentage” shall mean, with respect to any Grandfathered Person, the percentage of the outstanding Common Shares of the Company that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, Beneficially Owns as of the Grandfathered Time applicable to such Person, plus an additional 1/2%; provided, however, that, in the event any Grandfathered Person shall sell, transfer, or otherwise dispose of any outstanding Common Shares of the Company after the Grandfathered Time applicable to such Person, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition or (ii) the percentage of outstanding Common Shares of the Company that such Grandfathered Person Beneficially Owns immediately following such sale, transfer or disposition, plus an additional 1/2%.

3.                  The definition of “Grandfathered Person” in Section 1(j) of the Rights Agreement is hereby replaced in its entirety with the following:

“Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the Grandfathered Time applicable to such Person, the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding. Notwithstanding anything to the contrary provided in this Agreement, any Grandfathered Person who after the Grandfathered Time applicable to such Person Beneficially Owns less than 20% of the Common Shares of the Company then outstanding shall cease to be a Grandfathered Person and shall be subject to all of the provisions of this Agreement in the same manner as any Person who is not and was not a Grandfathered Person.”

4.                  The definition of “Grandfathered Time” in Section 1(k) of the Rights Agreement is hereby replaced in its entirety with the following:

“Grandfathered Time” shall mean (i) with respect to each Investor and its Affiliates  and  Associates, immediately following consummation of the transaction contemplated by the Purchase Agreement, and (ii) with respect to all other Persons, May 29, 2009, 5:00 P.M. New York City time.

5.                  The definition of “Shares Acquisition Date” in Section 1(o) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end of the last sentence thereof:

“Notwithstanding anything herein to the contrary, a “Shares Acquisition Date” shall not be deemed to have occurred solely as the result of the approval, execution or delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby or the public announcement of any of the foregoing or by virtue of the Beneficial Ownership of any Acquired Shares by any Investor or any Affiliate or Associate of any Investor.”

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6.                  Section 1 of the Rights Agreement is hereby further amended and supplemented to add a new subsection 1(q) that reads as follows:

““Acquired Shares” shall mean the Common Shares acquired pursuant to the Purchase Agreement.”

7.                  Section 1 of the Rights Agreement is hereby further amended and supplemented to add a new subsection 1(r) that reads as follows:

““Investors” shall mean Merced Partners Limited Partnership, a Delaware limited partnership, and Merced Partners III (Cayman), L.P., a Cayman exempted limited partnership.”

8.                  Section 1 of the Rights Agreement is hereby further amended and supplemented to add a new subsection 1(s) that reads as follows:

““Purchase Agreement” shall mean that certain Share Purchase Agreement, by and among XL Insurance (Bermuda) Ltd, a Bermuda exempted company, Merced Partners Limited Partnership, a Delaware limited partnership, and Merced Partners III (Cayman), L.P., a Cayman exempted limited partnership.”

9.                  Section 3(a) of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end of the first paragraph:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of the approval, execution or delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby or the public announcement of any of the foregoing or by virtue of the Beneficial Ownership of any Acquired Shares by any Investor or any Affiliate or Associate of any Investor.”

10.              Section 3 of the Rights Agreement is hereby further amended and supplemented to add the following sentence at the end thereof as a new Section 3(e):

“Nothing herein shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the approval, execution or delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby or the public announcement of any of the foregoing or by virtue of the Beneficial Ownership of any Acquired Shares by any Investor or any Affiliate or Associate of any Investor.”

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11.              Section 11(a)(ii) of the Rights Agreement is hereby amended and supplemented to add the following sentence as a new paragraph at the end of that section:

“Notwithstanding anything contained herein to the contrary, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred by reason of the approval, execution or delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby or the public announcement of any of the foregoing or by virtue of the Beneficial Ownership of any Acquired Shares by any Investor or any Affiliate or Associate of any Investor.”

12.              Section 29 of the Rights Agreement is hereby amended and supplemented to add the following sentence at the end of that section:

“Nothing herein shall be construed to give any registered holder of Rights Certificates or any other Person any legal or equitable rights, remedies or claims whatsoever hereunder as a result of or in connection with the approval, execution or delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby or the public announcement of any of the foregoing or by virtue of the Beneficial Ownership of any Acquired Shares by any Investor or any Affiliate or Associate of any Investor.”

13.              This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

14.              This Amendment shall be effective immediately prior to the execution of the Purchase Agreement by all parties thereto, and the Company shall notify the Rights Agent in writing of such execution promptly upon receipt of notice of the same; provided, however, that the Rights Agent shall not be deemed to have any knowledge of such effectiveness unless and until it receives written notice from the Company.  Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

15.              If for any reason the Purchase Agreement is terminated pursuant to its terms, then this Amendment shall be of no further force and effect and the Rights Agreement shall remain the same as it existed immediately prior to execution of this Amendment, and the Company shall notify the Rights Agent in writing of such termination promptly upon receipt of notice of the same; provided, however, that this Section 15 shall not retroactively eliminate the effect of this Amendment to the extent applicable to the period prior to such termination; provided further, however, that the Rights Agent shall not be deemed to have any knowledge of such termination unless and until it receives written notice from the Company.

16.              This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State (without regard to any principles of conflicts of law of such State), except to the extent that mandatory provisions of the laws of Bermuda are applicable; provided, however, that provisions

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regarding the rights, obligations, duties and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.  If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated; provided, however, that if such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon five (5) Business Day’s notice to the Company.

17.              For purposes of clarification, nothing in this Amendment shall be deemed to permit any acquisition of common shares of the Company by the Purchasers or any of their respective affiliates other than upon the consummation of the transactions contemplated in the Purchase Agreement.

[Signature Page Follows]

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In witness whereof, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.

                                              Primus Guaranty, Ltd.

By: /s/ Richard Claiden______ Name: Richard Claiden Title: Chief Executive Officer

Mellon Investor Services LLC,

as Rights Agent

By: _/s/ Vincent C. Graffeo__________
Name: Vincent C. Graffeo

Title: VP, Relationship Manager

[Signature Page to Amendment No. 1 to Rights Agreement]